Media Contact:      Bill Ehrlich
                    1-800-228-9268
                    (206) 461-2204

Investor Contact:   JoAnn DeGrande                              July 21, 1998
                    (206) 461-3186                       FOR IMMEDIATE RELEASE

           Washington Mutual Announces Record Second-Quarter Earnings,
               Increased Cash Dividend, and Successful California
                        and Florida Systems Conversions

     SEATTLE -- Washington Mutual, Inc. (Nasdaq: WAMU) today announced record second-quarter earnings of $261.3 million, an increase of 37 percent from earnings of $191.1 million, one year ago. Diluted earnings per share were 69 cents, an increase from 50 cents per share in the second quarter of 1997.

     Earnings from operations, net income excluding transaction-related charges, for the second quarter of 1998 were $276.4 million, versus $211.4 million for the same period in 1997. On a diluted basis, earnings from operations were 73 cents per share, as compared with 56 cents per share in the second quarter one year ago.

     Reflecting Washington Mutual's continued strong profitability and capital position, the company's board of directors declared a cash dividend on the common stock of 20.67 cents per share, an increase from the previous quarter's adjusted cash dividend of 20 cents per share. The board also declared a cash dividend of 47.5 cents per share on the Series E preferred stock (Nasdaq:
WAMUM). Dividends on the common stock are payable on August 14, 1998, and dividends on preferred stock are payable August 17, 1998, in each case, to shareholders of record as of July 31, 1998.

     "The second quarter was an outstanding three-month period for Washington Mutual," said Kerry Killinger, chairman, president and chief executive officer.

     "During the quarter, we successfully completed the systems conversions at the more than 370 former Great Western locations in California and Florida. Simultaneously, we continued to produce strong household and account growth, generate record lending, sustain strong profitability and maintain excellent asset quality. To produce record earnings at the same time as completing such a massive integration effort demonstrates the ability of our employees to effectively execute our growth strategy."

                                    - more -

WAMU - 2

     Killinger pointed out that financial highlights from the quarter included a return on average common equity of 19.04 percent (20.15 percent return on average common equity on an operating basis); a 32 percent increase in total loan originations; and continued strong growth in the company's checking account base and households served.

SECOND-QUARTER RESULTS
Net Interest And Other Income

     Growth in the loan portfolio helped produce net interest income of $726.5 million for the second quarter of 1998, up 11 percent from $653.4 million a year earlier. The spread during the quarter was 2.74 percent, down from 2.81 percent for the same period last year. The margin, which was impacted by the flattened yield curve, was 2.91 percent in the most recent quarter versus 2.99 percent for second quarter 1997.

     Total other income was $249.8 million, up 33 percent from $188.1 million in last year's second quarter. A net increase of approximately 345,000 checking accounts, year over year, contributed to increased depositor and other retail banking fees, which rose 14 percent to $105.7 million during the quarter, from $92.3 million a year earlier.

     Gain on sale of loans and leases for the quarter was $28.0 million, up from $5.4 million in second quarter 1997. The increase reflected a strong demand by customers for fixed-rate mortgage products and the company's strategy of selling the majority of these assets on the secondary market. Gain on sale of other assets for the quarter was $13.2 million, up from $2.1 million in last year's second quarter. The increase was primarily due to gains on securities transactions.

     The company continues to make progress in re-mixing its deposit base by replacing time deposits with transaction accounts, which produce higher fee income and help reduce the company's cost of deposits and borrowings. At June 30, 1998, transaction account balances, including checking, savings and money market deposits, represented 47 percent of total deposits, as compared with 42 percent at June 30, 1997. Loan Originations

     The company's growing franchise and relatively low interest rates, combined with healthy regional economies, helped to produce record total loan originations of $10.7 billion for the quarter, up 32 percent from $8.1 billion a year ago.

                                    - more -
WAMU - 3

     In the second quarter, single-family residential loan originations (excluding residential construction) were $8.6 billion, up from $6.1 billion one year ago. Of that total, $4.4 billion were adjustable-rate mortgages versus $4.6 billion for the same period in 1997. Noting the company's continued strong adjustable-rate mortgage originations, Killinger said, "The second quarter's originations were excellent, given the current interest rate environment, and are indicative of the strength of our lending operations."

     During the quarter, the company's banking subsidiaries intentionally slowed consumer lending production to facilitate a smooth roll-out of a new lending platform at the former Great Western locations. Consequently, originations of shorter-term, higher-yielding consumer loans during the quarter were $625.8 million, down slightly from $636.7 million a year ago. Residential construction lending for the period was $505.2 million, up 30 percent from $389.3 million in second quarter 1997.

     Also in the second quarter, the company's consumer finance group, Aristar, Inc., reported loan originations of $568.4 million, up 11 percent from $512.8 million in the same period one year ago. Efficiency Ratio

     Washington Mutual's efficiency ratio (other expense, excluding amortization of intangible assets arising from acquisitions, as a percentage of net interest income and other income) was 50.22 percent versus 54.25 percent a year ago. Excluding transaction-related charges, the ratio was 47.72 percent versus 51.36 percent in the second quarter of 1997.

     Total other expense for the quarter was $502.7 million, up from $472.2 million in last year's second quarter. Excluding the amortization of intangible assets, other expense was $490.3 million for the second quarter of this year as compared with $456.5 million for the same period one year ago. Excluding both amortization of intangible assets and transaction charges, other expense for the quarter was $465.9 million versus $432.2 million in second quarter of 1997.

     Killinger pointed out that the period's expenses, in part, reflected the company's increased business, the Great Western account conversions, and the costs associated with the preliminary planning for the proposed Ahmanson merger. He added that the company anticipates improved efficiency in the second half of the year as a result of further consolidation of former Great Western operations.

                                    - more -
WAMU - 4

Credit Quality

     The continued health of the major regional real estate markets where the company operates contributed to a decline in total nonperforming assets to $768.6 million at June 30, 1998, down from $802.6 million at March 31, 1998. Nonperforming assets were 0.74 percent of total assets for the quarter, compared with 0.78 percent at March 31, 1998.

     In the quarter, the company made a $46.4 million provision for loan losses, versus $50.0 million the previous year. Net loan charge offs declined to $35.2 million from $55.3 million a year earlier. In addition, the company took $2.9 million in write-downs of loans securitized and retained in the second quarter of this year, as compared with $6.2 million for the same period one year ago. At June 30, 1998, loan loss reserves totaled $684.4 million, and represented 116 percent of nonaccrual loans.

     "We will continue to closely monitor the regional economies in our primary markets and the adequacy of our loss reserves, and will continue to make loan loss provisions as appropriate," Killinger said.

Assets,  Stockholders'  Equity and Capital Ratios

     Consolidated assets at June 30, 1998, were $103.4 billion, up slightly from $103.1 billion at March 31, 1998, while total deposits were $50.5 billion, down from $51.3 billion at the end of first quarter 1998. Stockholders' equity at June 30, 1998, was $5.6 billion, or 5.45 percent of assets, and capital ratios of the company's banking subsidiaries continued to exceed the FDIC's requirements for classification as "well-capitalized," the highest regulatory standard.

     "Our strong capital position provides us the flexibility to potentially accelerate loan and asset growth once the interest rate environment becomes more favorable to do so," Killinger said.

Consumer Finance

     Aristar, Inc., the holding company for Washington Mutual's consumer finance group, reported second quarter net income of $13.9 million, versus $12.9 million for the same period in 1997. Also during the quarter, Washington Mutual named Craig J. Chapman as Aristar's chief executive officer. Chapman's responsibilities for the Tampa-based company include the development and implementation of a long-term growth strategy.

                                    - more -
WAMU - 5

Internal Growth

     Despite the systems conversions in Florida and California, the company's focus on gaining new households through marketing of checking accounts produced strong results during the quarter.

     During the period, the company added approximately 80,000 checking accounts to its base, including more than 45,000 at former Great Western and American Savings locations.

Great Western Integration Update

     As previously mentioned, deposit conversions at the more than 370 former Great Western locations in Florida, Northern and Southern California were completed in three phases during the second quarter of 1998. A total of 4.7 million accounts, representing $24.0 billion in deposits and 1.5 million transaction card accounts, were converted over weekends in April, May and June. At the same time as the deposit conversions, more than 80 California financial centers were consolidated into existing Washington Mutual locations in California.

     In addition, the Great Western and American Savings' loan portfolios were consolidated in late April in a process that involved some 650,000 mortgage and consumer loans.

     "We are delighted with the results of this latest integration, " Killinger noted. "It provides an excellent platform for our next assignment: the successful integration of H.F. Ahmanson."

Ahmanson Merger Update

     On July 20, the Office of Thrift Supervision (OTS) deemed complete Washington Mutual's application to acquire H. F. Ahmanson & Co., and its Home Savings of America subsidiary. The final approval of the OTS is still pending. Special meetings for both Washington Mutual and Ahmanson shareholders will be held August 28, 1998 to consider proposals regarding the companies' pending merger. It is expected that following the approval of shareholders and regulators, the transaction will be completed by the beginning of the fourth quarter.

     "Now that the Great Western integration is virtually completed, our attention will turn to successfully bringing the Washington Mutual and Ahmanson operations together," Killinger said. "We have begun a detailed planning process in collaboration with Ahmanson managers and we look forward to moving ahead as we create the nation's premier consumer bank."


                                    - more -
WAMU - 6

Other News

     The company announced that it will redeem its Series E preferred stock (Nasdaq: WAMUM) on Sept. 16, 1998 at $25.00 per share, plus unpaid dividends up to the redemption date.

     Also during the quarter, the company announced a ten-year, $120 billion community commitment, the largest such commitment, relative to asset size, made by a financial services company. At the time of the announcement, Killinger noted that "as past performance proves, Washington Mutual has always made serving the community an integral part of how we do business. Contributing to the strength of our communities is not only the right thing to do but makes good business sense, as well."

     In other news, Killinger said the company remains on target for dealing with issues related to the Year 2000. He pointed out that the company does not foresee any material expenditures to be ready to do business in the Year 2000.

OUTLOOK

         "Our strong financial performance and the successful integration of Great Western during the second quarter provide terrific building blocks as we enter the second half of 1998. Our business fundamentals remain strong, and we are in a good position to continue the successful execution of our business plan," Killinger concluded.

     With a history dating back to 1889, Washington Mutual is a financial services company that provides a diversified line of products and services to consumers and small- to mid-sized businesses. At June 30, 1998, Washington Mutual and its subsidiaries had consolidated assets of $103.4 billion. The company operates more than 1,600 offices throughout the nation.

     Statements contained in this news release which are not historical facts and which pertain to future operating results of Washington Mutual, Inc. and its subsidiaries constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in Form 10-K for the year ending December 31, 1997, and the Registration Statement on Form S-4, as amended, reg. no. 333-52785.

                                      # # #


     Editor's  Note:  Washington  Mutual's  press  releases are  available at no charge through the company's News On Demand Plus System. For a menu of Washington Mutual press releases or to retrieve a specific release, call 1-800-329-6236. On the Internet, press releases may be accessed at http://www.businesswire.com/cnn/wamu.htm

                             Washington Mutual, Inc.
                           Consolidated Statements of
                                     Income
                     (dollars in thousands, except per share
                                    amounts)
                                   (unaudited)

                                                                      Quarter Ended                Six Months Ended

                                                                         June 30,                      June 30,
----------------------------------------------------------------------------------------------------------------------
                                                                    1998           1997           1998           1997
----------------------------------------------------------------------------------------------------------------------

Interest Income
  Loans                                                       $1,390,656     $1,268,733     $2,747,961     $2,505,301
  Available-for-sale securities                                  247,539        271,640        453,634        543,222
  Held-to-maturity securities                                    227,729        111,464        462,132        182,859
  Cash equivalents and other                                      34,813         18,512         63,662         54,383
----------------------------------------------------------------------------------------------------------------------
    Total interest income                                      1,900,737      1,670,349      3,727,389      3,285,765
Interest Expense
  Deposits                                                       511,882        543,792      1,027,783      1,081,280
  Borrowings                                                     662,383        473,172      1,260,261        891,558
----------------------------------------------------------------------------------------------------------------------
    Total interest expense                                     1,174,265      1,016,964      2,288,044      1,972,838
----------------------------------------------------------------------------------------------------------------------
      Net interest income                                        726,472        653,385      1,439,345      1,312,927
Provision for loan losses                                         46,405         49,999         91,748        103,809
----------------------------------------------------------------------------------------------------------------------
      Net interest income after provision for loan losses        680,067        603,386      1,347,597      1,209,118
Other Income
  Depositor and other retail banking fees                        105,652         92,305        197,960        174,978
  Securities and insurance fees and commissions                   52,441         54,078        102,872        103,058
  Loan servicing fees                                             18,625         19,908         33,446         43,084
  Loan related income                                             19,302         11,724         34,427         24,232
  Gain (loss) on sale of loans and leases                         28,007          5,415         43,451         14,210
  Gain (loss) on sale of other assets                             13,184          2,097         16,505          9,262
  Write down of loans securitized and retained                   (2,871)        (6,172)       (10,137)       (12,422)
  Other operating income                                          15,477          8,792         25,122         19,996
----------------------------------------------------------------------------------------------------------------------
    Total other income                                           249,817        188,147        443,646        376,398
Other Expense
  Salaries and employee benefits                                 205,561        197,112        395,000        400,379
  Occupancy and equipment                                         78,917         78,263        151,213        158,847
  Telecommunications and outsourced information services          52,785         42,847        101,973         86,073
  Regulatory assessments                                           8,878          8,561         18,355         17,204
  Transaction-related expense                                     24,473         24,305         33,123         58,026
  Amortization of intangible assets arising from acquisitions     12,327         15,683         27,028         31,446
  Foreclosed asset expense                                         2,725            902          3,601          4,544
  Other operating expenses                                       116,990        104,519        214,581        210,769
----------------------------------------------------------------------------------------------------------------------
    Total other expense                                          502,656        472,192        944,874        967,288
----------------------------------------------------------------------------------------------------------------------
      Income before income taxes                                 427,228        319,341        846,369        618,228
Income taxes                                                     165,957        128,284        328,627        247,396
----------------------------------------------------------------------------------------------------------------------
Net Income                                                    $  261,271     $  191,057     $  517,742      $ 370,832
======================================================================================================================
Net Income Attributable to Common Stock                       $  260,335     $  185,128     $  515,068      $ 358,974
======================================================================================================================

Net income per common share:
   Basic                                                           $0.69          $0.51          $1.37          $0.99
   Diluted                                                          0.69           0.50           1.37           0.98


                             Washington Mutual, Inc.
                               Selected Financial
                                   Information
                             (dollars in thousands)
                                   (unaudited)

                                                                             Quarter Ended                Six Months Ended
                                                                                June 30,                      June 30,
----------------------------------------------------------------------------------------------------------------------------
                                                                           1998           1997           1998           1997
----------------------------------------------------------------------------------------------------------------------------
Data Used To Compute Per Share Amounts
  Net income                                                           $261,271       $191,057       $517,742       $370,832
  Preferred stock dividends:
    Noncumulative Perpetual, Series C                                         -        (1,569)          (802)        (3,138)
    Noncumulative Perpetual, Series E                                     (936)          (936)        (1,872)        (1,872)
    Nonconvertible cumulative preferred, Series F                             -        (3,424)              -        (6,848)
----------------------------------------------------------------------------------------------------------------------------
  Net income available to basic common stock                           $260,335       $185,128       $515,068       $358,974
============================================================================================================================

  Net income                                                           $261,271       $191,057       $517,742       $370,832
  Preferred stock dividends:
    Noncumulative Perpetual, Series C                                         -        (1,569)          (802)        (3,138)
    Noncumulative Perpetual, Series E                                     (936)          (936)        (1,872)        (1,872)
    Nonconvertible cumulative preferred, Series F                             -        (3,424)              -        (6,848)
----------------------------------------------------------------------------------------------------------------------------
  Net income available to diluted common stock                         $260,335       $185,128       $515,068       $358,974
============================================================================================================================

  Average common shares used to calculate earnings per share:
    Basic                                                           374,974,662    363,789,497    374,776,022    363,302,015
    Common stock equivalents                                          1,612,248      4,065,612      1,539,055      4,513,669
----------------------------------------------------------------------------------------------------------------------------
    Diluted                                                         376,586,910    367,855,109    376,315,077    367,815,684

Financial Ratios
    Return on average assets                                              1.01%          0.85%          1.03%          0.84%
    Return on average equity                                              18.94          14.95          19.05          14.66
    Return on average common equity                                       19.04          15.33          19.13          15.03
    Efficiency ratio:
       Including amortization of intangible assets arising
          from acquisitions                                               51.49          56.11          50.18          57.26
       Excluding amortization of intangible assets arising
          from acquisitions                                               50.22          54.25          48.74          55.40
Net Interest Spread
  Yield on loans                                                          7.95%          7.91%          7.97%          7.91%
  Yield on investments                                                     6.90           7.05           6.94           7.04
----------------------------------------------------------------------------------------------------------------------------
    Combined yield on earning assets                                       7.64           7.68           7.67           7.68
  Cost of deposits                                                         4.03           4.20           4.08           4.18
  Cost of borrowings                                                       5.88           5.98           5.91           5.93
----------------------------------------------------------------------------------------------------------------------------
    Combined cost of funds                                                 4.90           4.87           4.92           4.82
----------------------------------------------------------------------------------------------------------------------------
    Net interest spread                                                   2.74%          2.81%          2.75%          2.86%
============================================================================================================================
    Net interest margin                                                   2.91%          2.99%          2.93%          3.04%
Average Balances
  Loans                                                            $ 69,926,446   $ 64,181,743   $ 69,076,452   $ 63,432,249
  Investments                                                        29,590,385     22,797,092     28,224,977     22,171,487
----------------------------------------------------------------------------------------------------------------------------
    Total interest earning assets                                    99,516,831     86,978,835     97,301,429     85,603,736
  Deposits                                                           50,887,011     51,988,921     50,828,632     52,174,931
  Borrowings                                                         45,221,930     31,730,572     42,990,338     30,300,204
----------------------------------------------------------------------------------------------------------------------------
    Total interest bearing liabilities                               96,108,941     83,719,493     93,818,970     82,475,135
  Total assets                                                      103,034,804     90,440,848    100,969,122     88,669,939
  Stockholders' equity                                                5,518,615      5,113,595      5,434,282      5,059,955

                                          Washington Mutual, Inc.
                             Consolidated Statements of Financial Position
                                 (dollars in thousands, except per share
                                               amounts)
                                             (unaudited)

                                                                    June 30, 1998  Dec. 31, 1997
-------------------------------------------------------------------------------------------------
Assets
  Cash                                                                $   992,346    $ 1,285,222
  Cash equivalents                                                         47,147        275,668
  Trading securities
                                                                           36,024         23,364
  Available-for-sale securities:
      Mortgage-backed securities ("MBS")                               14,447,696     10,188,107
      Investment Securities                                               716,153      1,185,815
  Held-to-maturity securities:
      MBS                                                              12,246,295     12,659,217
      Investment Securities                                               127,054        120,397
  Loans:
      Loans held in portfolio                                          70,035,896     67,124,935
      Loans held for sale                                                 931,448        685,716
      Reserve for loan losses                                           (684,436)      (670,494)
-------------------------------------------------------------------------------------------------
        Total loans                                                    70,282,908     67,140,157
  Investment in Federal Home Loan Banks                                 1,220,350      1,059,491
("FHLBs")
  Foreclosed assets                                                       180,108        205,272
  Premises and equipment                                                1,025,847        937,198
  Intangible assets arising from                                          329,608        356,650
acquisitions
  Mortgage servicing rights                                               247,527        215,360
  Other assets                                                          1,497,889      1,329,181
================================================================================================
       Total assets                                                  $103,396,952    $96,981,099
================================================================================================

Liabilities
  Deposits:
     Checking accounts                                               $  8,499,938    $ 7,914,375
     Savings accounts and money market deposit accounts                15,325,566     14,940,045
     Time deposit accounts                                             26,635,641     28,131,597
-------------------------------------------------------------------------------------------------
       Total deposits                                                  50,461,145     50,986,017
  Federal funds purchased and commercial paper                          3,705,298      2,928,282
  Reverse repurchase agreements                                        15,100,651     12,279,040
  Advances from FHLBs                                                  23,853,137     20,301,963
  Trust preferred securities                                              800,000        800,000
  Other borrowings                                                      2,557,297      2,689,362
  Other liabilities                                                     1,283,772      1,687,364
-------------------------------------------------------------------------------------------------
       Total liabilities                                               97,761,300     91,672,028
Stockholders' Equity
  Preferred stock, no par value: 10,000,000 shares authorized -
     1,970,000 and 4,722,500  shares issued and outstanding,
     liquidation preference                                                49,250        118,063
   Common stock, no par value: 800,000,000 shares authorized -
     387,124,870 and 386,340,027 shares issued and outstanding                 -             -
  Capital surplus - common stock                                        1,966,249      1,943,294
  Accumulated other comprehensive income                                  144,171        134,610
   Retained earnings                                                     3,475,982     3,113,104
-------------------------------------------------------------------------------------------------
       Total stockholders' equity                                       5,635,652      5,309,071
=================================================================================================
       Total liabilities and stockholders' equity                    $103,396,952    $96,981,099
=================================================================================================

Book value per common share                                                $14.89         $13.87
Tangible book value per common share                                        14.21          13.13

                             Washington Mutual, Inc.
                               Selected Financial
                                   Information
                     (dollars in thousands, except per share
                                    amounts)
                                   (unaudited)

     Note: The following analysis of operating and nonoperating earnings is based upon the Company's opinion and is intended to provide the user additional information about the Company's operations. It is not intended to replace traditional financial statement disclosures in accordance with generally accepted accounting principles and may not be comparable to similarly titled measures reported by other companies.

                                                                                          Quarter Ended
                                                            -----------------------------------------------------------------------
                                                                 June 30,        Mar. 31,       Dec. 31,      Sept. 30,   June 30,
                                                                     1998            1998           1997           1997       1997
-----------------------------------------------------------------------------------------------------------------------------------
Reported Financial Results
  Net income (loss)                                              $261,271        $256,471       $237,900     $(126,954)   $191,057
  Net income (loss) per diluted common share                        $0.69           $0.68          $0.63        $(0.36)      $0.50

  Financial Ratios on Reported Financial Results:
    Return on average assets                                        1.01%           1.04%          0.99%        (0.54)%      0.85%
    Return on average equity                                        18.94           19.17          17.93         (9.48)      14.95
    Return on average common equity                                 19.04           19.22          18.25        (10.47)      15.33
    Efficiency ratio (excluding amortization of intangible assets)  50.22           47.15          49.53         105.58      54.25


Earnings from Operations
  Reported net income (loss)                                    $261,271        $256,471       $237,900     $(126,954)   $191,057
  Nonoperating acquisition and restructuring-related charges:
     Write down of loans securitized and
       retained in the trading portfolio                               -               -              -       (100,000)         -
     Transaction-related and
       restructuring charges                                     (24,473)         (8,650)        (6,239)      (366,860)   (24,305)
-----------------------------------------------------------------------------------------------------------------------------------
        Nonoperating loss before income taxes                    (24,473)         (8,650)        (6,239)      (466,860)   (24,305)
        Income tax benefit                                         9,341           3,357          2,474        125,699      3,973
-----------------------------------------------------------------------------------------------------------------------------------
        Net nonoperating loss                                    (15,132)         (5,293)        (3,765)      (341,161)   (20,332)
-----------------------------------------------------------------------------------------------------------------------------------
        Earnings from operations                                $276,403        $261,764       $241,665       $214,207   $211,389
===================================================================================================================================
  Earnings per diluted common share:
    Reported net income (loss)                                     $0.69           $0.68          $0.63         $(0.36)     $0.50
    Net nonoperating loss                                          (0.04)          (0.01)              -         (0.92)     (0.06)
-----------------------------------------------------------------------------------------------------------------------------------
    Earnings from operations                                       $0.73           $0.69          $0.63          $0.56      $0.56
===================================================================================================================================

  Financial ratios on Earnings from Operations:
    Return on average assets                                        1.07%           1.06%          1.01%          0.91%      0.93%
    Return on average equity                                        20.03           19.57          18.49          16.43      17.00
    Return on average common equity                                 20.15           19.62          19.12          17.35      18.00
    Efficiency ratio (excluding amortization of intangible assets)  47.72           46.20          48.85          51.08      51.36
Impact of Amortization of Intangible Assets on Operations
  Total amortization of intangible assets during the period       $12,327         $14,701        $15,755        $16,387    $15,683
  Tax benefit*
                                                                    2,740           3,259          3,526          3,667      3,510
-----------------------------------------------------------------------------------------------------------------------------------
  Amortization of intangible assets, net                          $ 9,587         $11,442        $12,229        $12,720    $12,173
of tax benefit
===================================================================================================================================

     * Approximately 57% of the amortization of intangible assets is deductible for income tax purposes.

                             Washington Mutual, Inc.
                               Selected Financial
                                   Information
                             (dollars in thousands)
                                   (unaudited)

                                                   June 30,        Mar. 31,       Dec. 31,      Sept. 30,       June 30,
                                                    1998            1998           1997           1997           1997
------------------------------------------------------------------------------------------------------------------------
Capital Adequacy
Washington Mutual, Inc.:
  Stockholders' equity/total assets                  5.45%           5.27%          5.47%          5.58%          5.66%
  Common stockholders' equity/total assets            5.40            5.22           5.35           5.29           5.36
  Tangible stockholders' equity/total
    tangible assets                                   5.22            5.03           5.21           5.30           5.36
  Tangible stockholders' equity
    (including trust preferred
    securities)/total tangible assets                 6.00            5.81           6.04           6.14           6.23

Retail Checking Account Activity (#)
  Net accounts opened/(closed) during the quarter
    WMB and WMBfsb                                  34,020          33,056         31,882         43,381         39,654
    WMB, FA                                         45,468          87,445         97,941       (28,693)       (24,873)
------------------------------------------------------------------------------------------------------------------------
                                                    79,488         120,501        129,823         14,688         14,781

Retail Checking Accounts (#)
    WMB and WMBfsb                                 833,467         799,447        766,391        734,509        691,128
    WMB, FA                                      1,887,643       1,842,175      1,754,730      1,656,789      1,685,482
------------------------------------------------------------------------------------------------------------------------
      Total retail checking accounts
                                                 2,721,110       2,641,622      2,521,121      2,391,298      2,376,610
========================================================================================================================

                                                                                        Six Months
                                                         Quarter Ended                    Ended
                                                            June 30,                      June 30,
------------------------------------------------------------------------------------------------------------------------
                                                      1998            1997           1998           1997
------------------------------------------------------------------------------------------------------------------------
Consumer Finance Operations
   Net interest income                             $67,957         $61,384       $134,863       $122,316
   Provision for loan losses                        18,300          15,600         36,300         31,000
   Other income                                      5,777           6,989         12,266         13,055
   Other expense                                    32,341          31,386         67,242         65,154
------------------------------------------------------------------------------------------------------------------------
      Net income before income taxes                23,093          21,387         43,587         39,217
   Income taxes                                      9,200           8,500         17,400         15,600
------------------------------------------------------------------------------------------------------------------------
      Net income                                   $13,893         $12,887       $ 26,187       $ 23,617
========================================================================================================================

                             Washington Mutual, Inc.
                               Selected Financial
                                   Information
                                   (dollars in
                                    millions)
                                   (unaudited)

                                               Quarter Ended                               Six Months Ended
                                                  June 30,                                     June 30,
----------------------------------------------------------------------------------------------------------------------------
                                            1998          1997        % Change           1998           1997       % Change
----------------------------------------------------------------------------------------------------------------------------
Loan Originations
  Single-family residential ("SFR"):
    Adjustable-rate                    $ 4,432.1     $ 4,643.5            (5)%      $ 7,394.2      $ 7,275.2             2%
    Fixed-rate                           4,131.1      1,493.0             177         8,095.8        2,862.5           183
  SFR - custom construction                292.7         238.4              23          445.4          406.7            10
  SFR - builder construction               212.5         150.9              41          362.0          308.1            17
  Apartment buildings                      151.8         178.2            (15)          274.9          312.8           (12)

  Other commercial real estate             109.5         119.1             (8)          209.0          205.5              2

  Manufactured housing                      81.9          88.3             (7)          137.4          151.2            (9)

  Second mortgage and other consumer       543.9         548.4             (1)          935.2          925.2              1

  Consumer finance                         568.4         512.8              11        1,082.0          976.7             11

  Commercial business                      235.4         176.8              33          448.4          325.2             38

----------------------------------------------------------------------------------------------------------------------------
     Total loan originations           $10,759.3      $8,149.4             32%      $19,384.3      $13,749.1            41%
============================================================================================================================
  As a percentage of total origination
    SFR                                      80%           75%                            80%            74%
    All other                                 20            25                             20             26

                                              Quarter Ended                               Six Months Ended
                                              June 30, 1998                                 June 30, 1998
----------------------------------------------------------------------------------------------------------------------------
                                          Amount % of category      % of total         Amount  % of category     % of total
----------------------------------------------------------------------------------------------------------------------------
SFR Loan Originations
  Short-term adjustable-rate mortgages
("ARMs"):
     MTA                               $ 2,028.8           90%             24%      $ 2,937.2            81%            19%
     COFI                                  196.9             9               2          519.9             14              4
     CMT                                    18.3             1               -          151.8              4              1
     Other                                  14.2             -               -           37.6              1
----------------------------------------------------------------------------------------------------------------------------
       Total short-term ARMs             2,258.2          100%              26        3,646.5           100%             24
  Medium-term ARMs:
     MTA                                 2,152.1           99%              26        3,337.5            89%             21
     CMT                                    21.8             1               -          410.2             11              3
----------------------------------------------------------------------------------------------------------------------------
       Total medium-term ARMs            2,173.9          100%              26        3,747.7           100%             24
----------------------------------------------------------------------------------------------------------------------------
  Fixed-rate mortgages                   4,131.1                            48        8,095.8                            52
----------------------------------------------------------------------------------------------------------------------------
       Total SFR loan originations     $ 8,563.2                          100%      $15,490.0                          100%
============================================================================================================================

                             Washington Mutual, Inc.
                               Selected Financial
                                   Information
                                   (dollars in
                                    millions)
                                   (unaudited)

                                                Change from
                                              Mar. 31, 1998  June 30,       Mar. 31,       Dec. 31,      Sept. 30,       June 30,
                                           to June 30, 1998   1998            1998           1997           1997           1997
---------------------------------------------------------------------------------------------------------------------------------
Loans and MBS by Property Type
 Loans held in portfolio:
     SFR                                      $1,640.7     $55,230.4       $53,589.7      $52,745.8      $52,915.3      $51,114.0
     SFR - custom construction                     9.7         462.9           453.2          476.5          444.8          470.9
     SFR - builder construction                   41.8         462.7           420.9          400.9          370.6          353.6
     Apartment buildings                        (80.0)       4,089.2         4,169.2        4,187.6        4,239.1        4,206.6
     Other commercial real estate                (7.6)       2,373.9         2,381.5        2,426.0        2,438.2        2,510.9
     Manufactured housing, second mortgage
       and other consumer                         79.6       4,177.1         4,097.5        3,806.3        3,754.1        3,581.0
     Consumer finance                             47.3       2,319.0         2,271.7        2,309.4        2,192.6        2,173.0
     Commercial business                         115.8         920.7           804.9          772.5          725.8          621.0
---------------------------------------------------------------------------------------------------------------------------------
  Total loans held in portfolio                1,847.3      70,035.9        68,188.6       67,125.0       67,080.5       65,031.0
  Loans securitized and retained as MBS        (718.9)      15,996.6        16,715.5       17,014.0       13,798.5       14,618.3
---------------------------------------------------------------------------------------------------------------------------------
     Total loans held in portfolio and loans
        securitized and retained as MBS        1,128.4      86,032.5        84,904.1       84,139.0       80,879.0       79,649.3
  Loans held for sale (1)                      (355.2)         931.4         1,286.6          685.7        1,701.9          434.3
  Less: Reserve for loan losses                 (11.2)       (684.4)         (673.2)        (670.5)        (671.9)        (666.1)
---------------------------------------------------------------------------------------------------------------------------------
     Total loans and loans securitized and
        retained as MBS                          762.0      86,279.5        85,517.5       84,154.2       81,909.0       79,417.5
  MBS purchased and retained (2)               (195.1)      10,697.4        10,892.5        5,833.3        5,968.6        5,197.7
---------------------------------------------------------------------------------------------------------------------------------
     Total loans and MBS                      $  566.9     $96,976.9       $96,410.0      $89,987.5      $87,877.6      $84,615.2
=================================================================================================================================
Change in Loans
  Loans held in portfolio:
     Loans originated                                      $ 7,941.0       $ 5,736.0      $ 6,425.8      $ 5,634.4      $ 6,956.0
     Loans purchased or acquired                               616.1            28.4            0.1            0.4           19.5
     Loans securitized                                       (509.9)         (244.6)      (3,731.3)            0.0      (2,609.9)
     Loans sold                                               (10.0)           (8.5)         (15.0)          (9.2)          (7.3)
     Loan payments and other                               (6,189.9)       (4,447.7)      (2,635.1)      (3,576.1)      (3,033.0)
---------------------------------------------------------------------------------------------------------------------------------
  Change in loans held in portfolio                          1,847.3         1,063.6           44.5        2,049.5        1,325.3
  Change in securitized MBS                                  (718.9)         (298.5)        3,215.5        (819.8)        2,154.0
---------------------------------------------------------------------------------------------------------------------------------
     Change in loans held in portfolio
      and loans securitized and retained as MBS              1,128.4           765.1        3,260.0        1,229.7        3,479.3
  Loans held for sale:
     Loans originated                                        2,818.3         2,889.0        1,571.1        2,222.3        1,193.4
     Loans sold (1)                                        (3,173.5)       (2,288.1)      (2,587.3)        (954.7)      (1,183.6)
---------------------------------------------------------------------------------------------------------------------------------
  Change in loans held for sale                              (355.2)           600.9      (1,016.2)        1,267.6            9.8

  Change in reserve for loan losses                           (11.2)           (2.7)            1.4          (5.8)           22.1
---------------------------------------------------------------------------------------------------------------------------------
     Total change                                           $  762.0       $ 1,363.3      $ 2,245.2      $ 2,491.5      $ 3,511.2
=================================================================================================================================
     As a percentage of total loans and
          securitized MBS at beginning of quarter                0.9%            1.6%           2.7%           3.1%           4.6%
     As a percentage of total assets at beginning of quarter     0.7             1.4            2.3            2.7            3.9

  (1) Third quarter 1997 increase includes $1.2 billion in SFR loans that were securitized in fourth quarter 1997.

  (2) First quarter 1998 increase includes $2.4 billion in ARMs and $2.6 billion in short duration (3.3 years) fixed-rate mortgages.


                             Washington Mutual, Inc.
                               Selected Financial
                                   Information
                                   (dollars in
                                    millions)
                                   (unaudited)

                                             Change from
                                             Mar. 31, 1998
                                           to June 30, 1998         June 30, 1998                  Mar. 31, 1998
------------------------------------------------------------------------------------------------------------------------
                                                                   Amount      % of total         Amount     % of total
------------------------------------------------------------------------------------------------------------------------
Real Estate Loans and MBS
  Short-term ARMs:
     COFI                                        $(2,798.6)     $44,511.6             49%      $47,310.2       53%
     CMT                                               34.0       7,722.1               9        7,688.1         9
     MTA                                            2,610.7       4,883.9               5        2,273.2         3
     Other                                            954.9       7,621.8               9        6,666.9         7
------------------------------------------------------------------------------------------------------------------------
       Total short-term ARMs                          801.0      64,739.4              72       63,938.4        72
  Medium-term ARMs:
     CMT                                          (2,182.7)       2,660.7               3        4,843.4         5
     COFI                                           (172.5)         969.3               1        1,141.8         1
     MTA and other                                  1,887.3       5,576.0               6        3,688.7         4
------------------------------------------------------------------------------------------------------------------------
       Total medium-term ARMs                       (467.9)       9,206.0              10        9,673.9        10
------------------------------------------------------------------------------------------------------------------------
  Fixed-rate loans held in portfolio                  370.3      11,051.5              12       10,681.2        12
  Fixed-rate loans held for sale                    (487.6)         931.4               1        1,419.0         1
  Fixed-rate MBS                                      119.6       4,316.2               5        4,196.6         5
------------------------------------------------------------------------------------------------------------------------
       Total real estate loans and MBS             $  335.4     $90,244.5            100%      $89,909.1      100%
========================================================================================================================


                                                                                                               Quarter Ended
                                                                                                         ------------------------
                                                       % of      June 30,         May 31,       Apr. 30,  June 30,       Mar. 31,
                                                      Total          1998            1998           1998      1998           1998
---------------------------------------------------------------------------------------------------------------------------------
SFR Loan Prepayment Activity
  Short-term ARMs:
     Payment capped (COFI, MTA)                       61.0%         25.2%           24.3%          22.8%     24.1%          17.5%
     Rate capped (CMT)                                  8.9          40.5            41.1           34.4      38.7           31.7
  Medium-term ARMs                                     12.2          22.9            23.3           25.9      24.0           22.7
  Fixed-rate mortgages                                 17.9          17.8            15.8           17.9      17.1           15.2
---------------------------------------------------------------------------------------------------------------------------------
     Average for the period                          100.0%         25.0%           24.2%          23.5%     24.2%          19.0%
=================================================================================================================================

                             Washington Mutual, Inc.
                               Selected Financial
                                   Information
                                   (dollars in
                                    millions)
                                   (unaudited)

                                                      June 30,        Mar. 31,       Dec. 31,     Sept.  30,       June 30,
                                                          1998            1998           1997           1997           1997
----------------------------------------------------------------------------------------------------------------------------
Reserve for Loan Losses
  Balance, beginning of quarter                         $673.2          $670.5         $671.9         $666.1         $688.0
  Provision for loan losses                               46.4            45.3           51.2           52.1           50.0
  Reserves added through business combinations               -               -              -              -            2.6
  Reserves transferred to MBS impairment                                                                             (16.5)
  Reserves transferred to contingent liability               -               -          (5.3)              -          (2.7)
  Loans charged off:
    SFR and SFR construction                            (10.2)          (15.2)         (22.2)         (22.4)         (29.0)
    Commercial real estate                               (2.6)           (3.6)          (4.9)          (4.9)          (8.9)
    Manufactured housing, second mortgage and
      other consumer                                     (5.5)           (6.6)          (4.0)          (4.4)          (4.6)
    Consumer finance                                    (21.6)          (22.1)         (21.4)         (19.7)         (19.4)
    Commercial business                                  (0.9)           (1.0)          (1.5)          (0.8)          (0.2)
----------------------------------------------------------------------------------------------------------------------------
      Total loans charged off                           (40.8)          (48.5)         (54.0)         (52.2)         (62.1)
  Recoveries of loans previously charged off:
    SFR and SFR construction                               0.3             0.4            0.5            0.3            0.4
    Commercial real estate                                 0.1             0.7            0.6            1.3            0.4
    Manufactured housing, second mortgage and
      other consumer                                       0.5             0.4            0.4            0.4            1.7
    Consumer finance                                       4.6             4.3            5.2            3.8            4.3
    Commercial business                                    0.1             0.1            0.0            0.1              -
----------------------------------------------------------------------------------------------------------------------------
      Total loans recovered                                5.6             5.9            6.7            5.9            6.8
----------------------------------------------------------------------------------------------------------------------------
         Net charge offs                                (35.2)          (42.6)         (47.3)         (46.3)         (55.3)
----------------------------------------------------------------------------------------------------------------------------
  Balance, end of quarter                               $684.4          $673.2         $670.5         $671.9         $666.1
============================================================================================================================
  Specific and allocated reserves:
    Commercial real estate                              $ 74.5          $ 80.4         $ 85.0         $ 94.3         $104.8
    Builder construction                                   2.0             2.0            2.2            2.1            1.9
    Commercial business                                    9.3             5.2            3.3            3.2            3.3
----------------------------------------------------------------------------------------------------------------------------
      Total allocated reserves                            85.8            87.6           90.5           99.6          110.0
  Unallocated reserves                                   598.6           585.6          580.0          572.3          556.1
----------------------------------------------------------------------------------------------------------------------------
      Total reserve for loan losses                     $684.4          $673.2         $670.5         $671.9         $666.1
============================================================================================================================

  Total reserve for loan losses as a percentage of:
      Annualized net charge offs                          486%            395%           354%           363%           301%
      Nonaccrual loans                                     116             111            111            106            112
      Nonperforming assets                                  89              84             83             81             86

  Loss coverage as a percentage of nonaccrual loans*       124             119            119            113            119

     *Nonaccrual loans include loans that have been securitized for which the company retains the credit risk. Coverage for losses on these obligations is provided through adjustments to the balance of MBS or contingent liabilities.
The total "loss coverage" ratio includes the balance of these adjustments, along with the reserve for loan losses.


                             Washington Mutual, Inc.
                               Selected Financial
                                   Information
                                   (dollars in
                                    millions)
                                   (unaudited)

                                               June 30,        Mar. 31,      Dec.  31,     Sept.  30,       June 30,
                                                   1998            1998           1997           1997           1997
---------------------------------------------------------------------------------------------------------------------
Nonperforming Assets
  Nonaccrual loans:
    SFR and SFR construction                     $489.0          $491.9         $479.6         $516.3         $497.2
    Apartment buildings and other
       commercial real estate                      21.6            37.7           43.1           40.8           32.0
    Manufactured housing, second mortgage and
      other consumer                               24.8            23.2           25.2           23.5           19.9
    Consumer finance                               51.1            48.7           50.9           47.2           45.1
    Commercial business                             2.0             2.5            2.6            3.3            1.3
---------------------------------------------------------------------------------------------------------------------
       Total nonaccrual loans                     588.5           604.0          601.4          631.1          595.5
  Foreclosed assets:
    SFR and SFR construction                      132.3           157.9          159.9          161.5          131.5

    Apartment buildings and other
      commercial real estate                       40.2            35.0           40.8           40.6           44.0
    Manufactured housing, second mortgage and
      other consumer                                8.7             6.8            6.0            4.8            4.0
    Consumer finance                                2.0             1.9            1.5            2.0            2.0
    Commercial business                               -               -              -              -              -
    Reserve for losses on foreclosed assets       (3.1)           (3.0)          (3.0)          (7.1)          (6.7)
---------------------------------------------------------------------------------------------------------------------
       Net foreclosed assets                      180.1           198.6          205.2          201.8          174.8
---------------------------------------------------------------------------------------------------------------------
  Other nonperforming assets                         -               -              -              -             1.5
=====================================================================================================================
       Total nonperforming assets                $768.6          $802.6         $806.6         $832.9         $771.8
=====================================================================================================================

  Nonperforming assets by property type:
    SFR                                          $618.5          $635.4         $627.1         $665.6         $616.2
    SFR - custom construction                       1.0             1.0            0.7            1.1            6.2
    SFR - builder construction                     14.8            13.4           11.7           11.1            6.4
    Apartment buildings                            34.8            24.7           35.8           38.6           38.6
    Other commercial real estate                   26.8            48.0           48.1           42.8           38.1
    Manufactured housing, second mortgage and
      other consumer                               20.7            30.0           31.2           28.3           24.0
    Consumer finance                               53.1            50.6           52.5           49.2           47.1
    Commercial business                             2.0             2.5            2.5            3.3            1.3
    Reserve for losses on foreclosed assets       (3.1)           (3.0)          (3.0)          (7.1)          (6.1)
---------------------------------------------------------------------------------------------------------------------
       Total nonperforming assets                $768.6          $802.6         $806.6         $832.9         $771.8
=====================================================================================================================
       As a percentage of total loans             1.09%           1.17%          1.20%          1.22%          1.19%
       As a percentage of total assets            0.74            0.78           0.83           0.87           0.83